EXHIBIT 10.2


                                    GUARANTY
                                       BY
                             THE ALPINE GROUP, INC.

      (All capitalized terms appearing in the Guaranty below that are not otherwise defined in such Guaranty shall have the meanings assigned to them in the Asset Purchase Agreement between Southwire Company and Essex Electric Inc. to which this Guaranty is attached (the "Agreement")).

      For good and valuable consideration (including the execution and delivery by Southwire Company of the Agreement concurrently herewith), the receipt, adequacy and sufficiency of which are hereby acknowledged by The Alpine Group, Inc., a Delaware corporation ("Alpine"), Alpine agrees with and in favor of Buyer as follows:

            (a) Alpine has the power and authority to execute, deliver and perform this Guaranty. The execution, delivery and the performance of this Guaranty have been duly authorized by all requisite corporate action necessary on the part of Alpine, and this Guaranty constitutes a valid and binding obligation of Alpine, enforceable against Alpine in accordance with its terms. The performance by Alpine of its obligations hereunder will not violate, or constitute a breach of or a default under, Alpine's Certificate of Incorporation or Bylaws or any Contract to which Alpine is a party or any Law or Order binding upon Alpine.

            (b) Alpine hereby absolutely, unconditionally and irrevocably guarantees the full payment and performance as and when due of all of the Seller's obligations under or pursuant to Section 5.11 (Other Offers and Exclusive Dealing) and Section 8.8 (Post-Closing Maintenance of Cash, Etc.) of the Agreement (all such obligations are hereinafter referred to as the "Obligations"). This Guaranty may be enforced by Buyer directly against Alpine without any requirement that Buyer first bring suit against Seller or any other Person or resort to or exhaust any other guaranty or collateral now or hereafter pledged to Buyer. Alpine acknowledges and agrees that no change in the nature or terms of the Agreement or the Obligations, whether by operation of Law or otherwise, shall operate to discharge all or any part of the liabilities and obligations of Alpine pursuant to this Guaranty, unless otherwise agreed by Buyer. This Guaranty constitutes a guarantee of payment and not of collection or performance and no forbearance or indulgence granted by Buyer to Seller and no waiver of any right to proceed promptly against Seller (whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, Alpine) shall operate to release Alpine from any of its liabilities or obligations hereunder. Without limiting the generality of the foregoing, Alpine agrees that no extension of time or indulgence granted by Buyer to Seller will in any manner affect, impair, limit, modify, or release any of the liabilities or obligations of Alpine under this Guaranty.

            (c) Alpine expressly waives: (i) notice of acceptance of this Guaranty, (ii) notice of any modification of the Agreement or the Obligations, and (iii) presentment, protest, notice of dishonor, demand for payment, notice of extension of time of payment, notice of non-payment when due of such Obligations and notice of indulgences granted to Seller by Buyer.
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            (d)  Alpine  agrees  that  its  liability  under  this  Guaranty  is continuing and shall only be discharged by the full performance of all of the Obligations; provided, however, this Guaranty shall terminate concurrently with the expiration of the requirement to perform the acts underlying the Obligations in accordance with their respective terms. At Alpine's request, Buyer shall deliver to Alpine a confirmatory letter acknowledging that any such termination has occurred.

            (e) This Guaranty shall be binding upon Alpine and its successors, and assigns and shall inure to the benefit of, and be enforceable by, Buyer and its successors and assigns. This Guaranty shall be governed by, and construed in accordance with, the substantive laws of the State of Delaware, without regard to such state's laws related to choice or conflicts of laws.

                                            THE ALPINE GROUP, INC.


                                            By: /s/ K. Mitchell Posner
                                                --------------------------------
                                                Name:  K. Mitchell Posner
                                                Title: Executive Vice President